UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023 (September 15, 2023)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2023, Volcon, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), in connection with a public offering (the “Offering”) of an aggregate of 1,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share. In addition, the Company granted the Underwriter a 45-day option to purchase up to an additional 210,000 Shares to cover over-allotments, if any, pursuant to the Underwriting Agreement.

The Offering closed on September 18, 2023, and the Company received net proceeds of approximately $547,000 after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering. An aggregate of 1,400,000 Shares were sold in the Offering. The Shares were sold at a price to the public of $0.50 per share, less underwriting discounts and commissions.

The Offering was made pursuant to a shelf registration statement (File No. 333-269644) on Form S-3 and the base prospectus contained therein, which was filed by the Company with the Securities and Exchange Commission on February 8, 2023, amended on March 15, 2023, and declared effective on March 21, 2023.  A prospectus supplement relating to the Offering was filed with the SEC on September 18, 2023. The Company intends to use the net proceeds from the Offering for general corporate purposes and for payment of fees incurred from its investor relations firm.

Under the terms of the Underwriting Agreement, the Underwriter received an underwriting discount of 4.0% to the public offering price for the Shares. Pursuant to the Underwriting Agreement, the Company will also issue to the Underwriter or their designees warrants to purchase up to 20.0% of the aggregate number of Shares issued in the Offering (the “Underwriter Warrants”) with an exercise price equal to 125% of the offering price, or $0.625 per share, subject to adjustments. In addition, the Company agreed to reimburse the Underwriter’s fees and expenses of $50,000.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the Underwriting Agreement and Underwriter Warrant is not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Underwriter Warrant, copies of which are filed as Exhibits 1.1 and 4.1 and are incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the Offering, on September 15, 2023 and September 18, 2023 the Company issued a press release announcing the pricing and closing of the Offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 15, 2023, with Aegis Capital Corp.
4.1	Underwriter Warrant dated September 15, 2023, with Aegis Capital Corp
5.1	ArentFox Schiff LLP Legal Opinion.
23.1	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
99.1	Press Release, dated September 15, 2023, issued by Volcon, Inc. (previously filed as Exhibit 99.1 to the Form 8-K filed September 15, 2023)
99.2	Press Release, dated September 18, 2023, issued by Volcon, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: September 18, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

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